UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006
Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.
On November 7, 2006, Thomas Weisel Partners Group, Inc. issued a press release announcing that following its participation in the 2006 Keefe, Bruyette & Woods Securities Brokerage Conference it had scheduled follow-up presentations to individual institutional investors on November 8-10, 2006. The press release also announced the availability of a copy of the presentation materials to be utilized during these follow-up presentations on the Investor Relations section of the company’s website at www.tweisel.com. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibits are required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the company does not assume any obligation to update such information or exhibit in the future.
Item 9.01     Financial Statements and Exhibits.
          (d) Exhibits.
          The following exhibits are furnished as part of this Current Report on Form 8-K:
          99.1     Press release of the Company dated November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.
Date: November 7, 2006	By:	/s/ Robert K. West
		Name:	Robert K. West
		Title:	Chief Financial Officer

S-1

EXHIBIT INDEX
99.1     Press release of the Company dated November 7, 2006.

E-1